Exhibit 99.1

Viridian Therapeutics Announces Positive VRDN-008 Phase 1 Results Supporting Potential Best-in-Class Profile with Every-8-Week Subcutaneous Dosing

- VRDN-008, a half-life extended FcRn inhibitor, demonstrated deep and sustained IgG reduction through 8 weeks after subcutaneous dosing in healthy volunteers, with 74% reduction at peak -

- VRDN-008 demonstrated an extended half-life of 15–18 days, up to 6x longer than the first-generation Fc fragments -

- VRDN-008 demonstrated a safety profile that spared albumin and LDL and was generally well tolerated -

- Viridian plans to initiate at least one pivotal clinical trial in 2027, starting with myasthenia gravis (MG) in mid-2027, pending regulatory feedback -

- Planned MG placebo-controlled multi-arm trial design with Q4W and Q8W dosing supports direct-to-registrational path -

- With the potential to deliver transformative patient impact across autoantibody-mediated autoimmune diseases, Viridian plans to develop VRDN-008 broadly in multiple of these autoimmune diseases -

- Viridian to host investor conference call and webcast today at 8:00 am ET -

WALTHAM, Mass. – November 9, 2026 - Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biotechnology company focused on discovering, developing, and commercializing potential best-in-class medicines for autoimmune and rare diseases, today announced positive phase 1 results for VRDN-008.

“Today’s VRDN-008 data exceeded expectations and demonstrates a potentially transformative FcRn-inhibitor profile. Based on these data, we believe VRDN-008 dosed subcutaneously every 8 weeks can deliver deep and sustained IgG reductions and could provide patients a potential best-in-class option for extended disease control and convenience. We view this as a major clinical advancement for patients living with autoantibody-mediated autoimmune diseases,” said Steve Mahoney, President and Chief Executive Officer of Viridian.

“We plan to advance VRDN-008 rapidly into registrational development starting with MG in mid-2027, pending feedback from regulatory authorities. Our team has a proven track record of execution, and we plan to quickly generate pivotal clinical data to support a potential rapid path to BLA. Beyond MG, there are multiple autoantibody-mediated autoimmune diseases where we believe that we can develop VRDN-008, including several that are clinically validated for FcRn inhibition, each representing addressable multi-billion-dollar market opportunities. We are excited for VRDN-008 to anchor a new chapter for Viridian, extending our impact beyond our foundation of thyroid eye disease to a broader range of autoimmune diseases.”

The phase 1 clinical trial evaluated subcutaneous VRDN-008 in healthy volunteers. Participants received two subcutaneous doses of VRDN-008, one at the start of the study and one at week 4. VRDN-008 is a half-life extended bifunctional FcRn inhibitor licensed from Paragon Therapeutics, Inc., comprising an Fc fragment and an albumin-binding domain, designed to prolong IgG suppression and provide a potentially best-in-class option for patients delivered subcutaneously.

•	VRDN-008 demonstrated a potential best-in-class pharmacokinetic (PK) and pharmacodynamic (PD) profile with the potential to be dosed every 8 weeks.

•	Confirmed half-life extension: VRDN-008 demonstrated an extended half-life of 15–18 days, up to 6x longer than the first-generation Fc fragments.

•	Deep and sustained IgG suppression: VRDN-008 demonstrated deep and sustained IgG reduction through 8 weeks after dosing in healthy volunteers, with 74% IgG reduction at peak.

•	Potential best-in-class Q8W dosing: These data support the potential for a transformative and best-in-class Q8W dosing profile.

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Favorable safety profile and generally well tolerated: VRDN-008 demonstrated a safety profile that spared albumin and LDL and was generally well-tolerated, with no serious adverse events or dose-limiting toxicities in the trial.

•	Subcutaneous VRDN-008 administration planned via Enable enFuse®.

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Simple, subcutaneous at-home injection: enFuse is a hands-free, on-body injector developed by Enable Injections. This simple, wearable device operates with a single push of a button and represents the next generation of drug delivery enabling at-home self-administration.

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Commercially validated: Viridian licensed exclusive global rights to enFuse for FcRn-targeted therapies in January 2023. enFuse is currently in use with multiple FDA approved medicines and in development as a next-generation delivery system for multiple drugs, including a blockbuster market leader in multiple sclerosis.

•	Viridian plans to rapidly advance VRDN-008 into pivotal development, including initiating at least one registrational clinical trial in 2027, starting with MG in mid-2027, pending regulatory feedback.

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Rapid path to BLA, starting in MG: Viridian plans to initiate a registrational trial in MG with VRDN-008 in mid-2027, pending regulatory feedback. In this multi-arm clinical trial, Viridian expects to administer VRDN-008 via enFuse with two active dosing arms testing Q4W and Q8W versus placebo to support the direct-to-registrational development path.

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Potential best-in-class for multiple autoimmune diseases: VRDN-008 phase 1 data showed a highly compelling and differentiated clinical profile, which could transform the way patients are treated with FcRn-targeted therapies following further successful clinical development. Building on this potential, Viridian plans to develop VRDN-008 in multiple autoantibody-mediated autoimmune diseases beyond MG.

Conference Call and Webcast Information

Viridian will host a conference call today at 8:00 a.m. ET to discuss the VRDN-008 phase 1 data and discuss development plans for the FcRn portfolio. The dial-in number for the conference call is +1 833-461-5787 for domestic participants and +1 585-542-9983 for international participants. The conference ID is 798750309.

A live webcast of the conference call can be accessed under “Events & Presentations” on the Investors section of the Viridian website at viridiantherapeutics.com. Following the live webcast, an archived version of the call will also be available on the Viridian website.

About Viridian Therapeutics

Viridian Therapeutics is a biotechnology company dedicated to developing better medicines for patients with autoimmune and rare diseases. Utilizing our expertise in antibody discovery and protein engineering, we aim to build on proven science to develop innovative medicines that address unmet needs and improve patient outcomes.

With an immediate focus in thyroid eye disease (TED), we developed LumvoaTM, a full IGF-1R antagonist approved by the U.S. FDA for the treatment of thyroid eye disease. We are also advancing elegrobart, a late-stage investigational subcutaneous therapy designed to further address unmet needs in TED and improve patient convenience. Beyond TED, we are advancing a pipeline of potential best-in-class medicines to address multiple serious autoimmune diseases.

Viridian is headquartered in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: differentiation and clinical benefit of VRDN-008, including its potential to have a best-in-class profile, to be dosed every eight weeks, and to provide patients with an option for extended disease control and convenience; our clinical development and regulatory plans, strategies and timelines for VRDN-008, including the design, timing and initiation of a potential pivotal clinical trial of VRDN-008 in myasthenia gravis in mid-2027 pending regulatory feedback; our plans to conduct at least one registrational clinical trial of VRDN-008 in 2027; our expectation that we will be able to rapidly advance VRDN-008 into registrational development; our plans to advance development of VRDN-008 with Q8W dosing; the potential for VRDN-008 and other product candidates to be best-in-class; our plans to expand VRDN-008 development into multiple autoimmune diseases; our plans to administer VRDN-008 using the Enable enFuse device; and our expectations regarding the potential commercialization, market size, and market opportunities of VRDN-008, if approved.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: that the company has historically incurred losses and may not be able to secure additional capital when needed; that the company may be unable to maintain commercial manufacturing, sales and marketing capabilities or enter into agreements with third parties to commercially manufacture, market and sell its products or product candidates including VRDN-008; that the company may be unable to maintain or enter into agreements with third parties, including Enable Injections, to support VRDN-008 development; that the potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of VRDN-008 may be less than the Company anticipates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; that feedback from regulatory authorities may require changes to, or delay, our planned development of VRDN-008, including the planned registrational clinical trial in MG; uncertainty with respect to the timing, progress and plans for our ongoing or future research, preclinical, and clinical development programs; changes to trial protocols for ongoing or new clinical trials; changes regarding the timing for regulatory filings; changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs, including as a result of regulatory interactions; risks related to the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; manufacturing risks; competition from other therapies or products; any potential changes that impact our estimates of market size and market opportunity; other matters that could affect the sufficiency of existing cash, cash equivalents, and short-term investments to fund operations; our financial position; future operating results and financial performance not meeting our expectations; our ability to maintain and enforce our intellectual property position; adverse developments with respect to the timing of preclinical and clinical trial activities and reporting results from such activities; that our product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors”

section of our filings with the Securities and Exchange Commission, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Trademarks used herein are the property of their respective owners.

Contacts

Investors

Greg Rossino

grossino@viridiantherapeutics.com

Media

Lisa Lopez

llopez@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.